                                                                    Exhibit 99.1

                                                        [GLOBECOMM SYSTEMS LOGO]

           GLOBECOMM SYSTEMS ANNOUNCES FISCAL 2006 FOURTH QUARTER AND
                   RECORD FISCAL YEAR 2006 FINANCIAL RESULTS

     o    Earnings Per Diluted Share Increased 92.9% in Fiscal 2006 as Compared
          to Fiscal 2005, Excluding Non-Recurring Gains

     o    Earnings Per Diluted Share of $0.10 in the Fourth Quarter of Fiscal
          2006 as Compared to Earnings Per Diluted Share of $0.07 in Fourth
          Quarter of Fiscal 2005

     o    Revenues Increased 32.9% in the Fourth Quarter of Fiscal 2006 as
          Compared to the Fourth Quarter of Fiscal 2005

HAUPPAUGE, N.Y.--(BUSINESS WIRE)--September 12, 2006--Globecomm Systems Inc.
(NASDAQ: GCOM-News), a global provider of end-to-end satellite-based communications solutions, today announced financial results for the fiscal 2006 fourth quarter and fiscal year ended June 30, 2006.

FISCAL YEAR 2006 FOURTH QUARTER RESULTS

Revenues for the Company's fiscal 2006 fourth quarter increased 32.9% to a record $35.5 million, compared to $26.7 million in the same period last year.
Revenues from ground segment systems, networks and enterprise solutions increased by 36.7% to $28.6 million driven primarily by demand in the government marketplace. Revenues from data communications services increased 19.4% to $6.9 million, driven primarily by increases in both our managed network and life cycle support services. In particular, in our managed network service offerings we had increases in telephony, VSAT multi-mode and Internet and data.

Net income for the Company's fiscal 2006 fourth quarter increased to $1.5 million, or $0.10 per diluted share, compared to net income of $1.1 million, or
$0.07 per diluted share, in the fourth quarter of fiscal 2005 on the basis of generally accepted accounting principles (GAAP). Net income for the fourth quarter of fiscal 2006 included a non-recurring gain of $0.3 million, or $0.02 per diluted share, which represents a gain on the liquidation of the Globecomm
Systems Europe Limited subsidiary in the United Kingdom. Net income for the fourth quarter of fiscal 2005 included a net non-recurring gain of $0.3 million, or $0.02 per diluted share, relating to a $0.4 million reversal of previously recorded fixed asset depreciation, offset by a $0.1 million charge for the accelerated vesting of options.

FISCAL YEAR 2006 FULL YEAR RESULTS

Revenues for the Company's fiscal year 2006 increased 15.0% to a record $126.0 million, compared to $109.6 million last year. Revenues from data communication services increased by 48.3% to $28.1 million due to increases in telephony, VSAT multi-mode, and Internet and data within our managed network services along with an increase in life cycle support services. Revenues from ground segment systems, networks and enterprise solutions increased 8.1% to $97.9 million, as compared to $90.1 million in the same period last year driven primarily by demand in the government marketplace.

Net income for the Company's fiscal year 2006 was $4.5 million, or $0.29 per diluted share, compared to net income of $4.8 million, or $0.32 per diluted share, in fiscal year 2005 on a GAAP basis. Net income for fiscal 2006 included a $0.3 million gain, or $0.02 per diluted share, relating to a gain on the liquidation of a foreign subsidiary. Net income for fiscal year 2005 includes
$2.4 million, or $0.16 per diluted share, in non-recurring gains relating to the settlement with a major customer announced July 7, 2004 and a net non-recurring gain of $0.3 million, or $0.02 per diluted share. Included in this $2.4 million settlement was a $1.5 million bad debt recovery, which reduced general and administrative expenses in fiscal 2005.

Excluding these non-recurring gains, net income for the fiscal year 2006 was
$4.2 million, or $0.27 per diluted share compared to net income for fiscal year
2005 of $2.1 million, or $0.14 per diluted share.

FISCAL YEAR 2006 HIGHLIGHTS BY BUSINESS SEGMENT

GROUND SEGMENT SYSTEMS AND NETWORKS

     o    Awarded an $11 million contract from Harris Corporation (NYSE:HRS) in support of the Federal Aviation Administration's (FAA)
          Telecommunications Infrastructure (FTI) program. Globecomm is upgrading 42 FAA sites with new satellite communications equipment through the FTI program.

     o    Awarded multiple contracts from SES Americom to support the rollout of
          Americom's IP-PRIME service, which empowers telcos of all sizes with a true "triple play" capability, allowing telephone companies to provide voice, broadband and television into the home via a common interconnect - quickly and economically.

     o    Awarded a $7.8 million contract from NATO to provide a Multi-National global positioning satellite-based friendly force tracking system
          (FTS). The FTS will assist NATO with the monitoring, command and control of deployed forces, which will assist with the identification of friendly versus enemy forces and help prevent fratricide or
          "blue-on-blue". Once deployed, NATO will have the ability to identify where its personnel are located at all times, identify other multi-national forces and have the ability both to do so in routine and operational situations.

     o    Awarded an indefinite-delivery/indefinite-quantity contract from The
          Department of The Navy Space and Naval Warfare Systems Center to
          provide portable satellite communications terminals.

     o    Awarded a Multiple Award Schedule contract by the U.S. General
          Services Administration (GSA), enhancing the Company's ability to offer its satellite communications solutions directly to authorized civilian and defense agencies. GSA schedules give federal contracting officers a convenient method to procure products and services, while giving private companies greater access to federal decision makers.

     o    Adopted a new branding strategy focused on four major product/service areas; Pre-Engineered Systems, Systems Design and Integration, Managed
          Network Services and Life Cycle Support Services. This new focus is being communicated to customers, employees and shareholders as part of
          Globecomm's marketing strategy in the four major markets we serve;
          Government, Broadcast, Service Provider and Enterprise.

DATA COMMUNICATION SERVICES

     o    Awarded a five-year contract, with a five-year option, from Raytheon
          Company (NYSE:RTN) to support the National Weather Service's Advanced
          Weather Interactive Processing System. Raytheon selected Globecomm as a key contractor to support the satellite broadcast network, which includes satellite datacasting operations and National Weather Office site satellite equipment maintenance.

     o    Teamed with Samacom, the leading provider of satellite communication services in the Middle East, to launch a new Middle East service operation. The hub for operations is located at the Samacom teleport facility in Dubai, UAE. The agreement between the two companies facilitates the launch of VSAT services, utilizing iDirect technology to support voice, Internet and data solutions throughout the region.

     o    Awarded $22 million five-year contract, $32 million if options are exercised, from a major media and production company. Pursuant to the agreement, Globecomm will provide origination, monitoring and uplinking services for the media company's channel portfolio.
          Globecomm will also design and construct a state-of-the-art network operations center and dedicated uplink facility (the facility) at its world

          headquarters in Hauppauge, NY, which will be utilized to broadcast the media company's content to authorized sites throughout the United
          States.

     o    Expanded its Broadcast Lab, a test facility for leading-edge video applications, to integrate test capabilities for the many technologies involved in the delivery of IPTV. The expansion equips Globecomm to conduct research and development, both for customers and for its own products and services, in areas that include MPEG-4, standardizing head-end systems, integrating video-on-demand capability into regional head-ends and adapting advertising insertion systems for operation with IPTV content streams.

     o    Added two key government customers to a growing life cycle support base of over 4,000 sites managed throughout the US for Enterprise and
          Government owned facilities.

     o    Increased revenues 48.3% in fiscal 2006 as compared to fiscal 2005.

MANAGEMENT'S REVIEW OF RESULTS

"Fiscal 2006 was another record year for Globecomm both in terms of revenues and profits. Excluding non-recurring gains, the Company doubled net income, nearly doubled earnings per diluted share and capped off the year with the first $35 million revenue quarter in the Company's twelve-year history. The Company was awarded key contracts from Harris Corporation and Raytheon, and recently announced a key strategic multi-year award from a major media and production company positioning Globecomm for continued success in the broadcast marketplace. The execution of Globecomm's one-stop-shop strategy was showcased in fiscal 2006 more than ever. The ability to design, install, maintain and service mission critical networks was the driving force behind these contract wins as many companies are beginning to outsource strategic core components of major networks. These types of awards provide steady revenue streams and validate the Company's ability to effectively execute mission critical programs on a long term basis," said David Hershberg, Chairman and CEO. "Globecomm enters fiscal 2007 anticipating record revenues and profits. We are excited about our future and intend to continue to build the Company for the long-term to continue providing value to our stakeholders."

Ken Miller, Globecomm's President said, "Our plans for this year are centered on leveraging the know-how we have developed through our Expert Teams who are focused on Internet Protocol Networking, Broadcast Technology, Pre-Engineered
Systems, Network Management Systems and Network Services. These Expert Teams
provide the value to Globecomm's products, services and solutions. Through this know-how we are expanding the markets we serve and improving the attractiveness of our offerings. We look forward to translating our ever increasing base of know-how into improved performance over this year and the coming years."

MANAGEMENT'S CURRENT EXPECTATIONS FOR THE FISCAL YEAR ENDING JUNE 30, 2007

Globecomm currently expects record consolidated revenues for fiscal year 2007 in excess of $140 million, or an 11% increase over fiscal 2006, and record earnings per diluted share in excess of $0.40 per share, representing a 48% increase over fiscal 2006 earnings per diluted share, excluding the net non-recurring gain.

These expectations reflect management's current view of the next twelve months.
However, the Company anticipates quarterly income statement fluctuations, in particular in the first quarter of fiscal 2007, resulting from the nature of the business, the size of certain contracts in backlog and the timing of recognizing revenues under those contracts. Actual results for fiscal year 2007 will remain susceptible to factors in certain areas of the world. This may include, but is not limited to, major disruptions in the marketplaces we operate due to political unrest, local violence, global economic recession and changes in
United States Government foreign policy. Results will also remain susceptible to possible cost overruns on projects, unfavorable product mix and timing of or failure to book and turn certain projects included in our projections.

ABOUT GLOBECOMM SYSTEMS

Globecomm Systems Inc. provides end-to-end value-added satellite-based communication products, services and solutions by leveraging its core satellite ground segment systems and network capabilities, with its satellite communication services capabilities. The products and services Globecomm offers include pre-engineered systems, systems design and integration services, managed network services and life cycle support services. Globecomm's customers include communications service providers, commercial enterprises, broadcast and other media and content providers and government and government-related entities.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in
Washington, DC, Hong Kong, the United Kingdom, the United Arab Emirates and
Afghanistan.

Certain of the statements contained in this press release may be deemed forward-looking statements. Such statements, and other matters addressed in this press release, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements and matters include risks and other factors detailed, from time to time, in the
Company's reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K, its Quarterly
Report on Form 10-Q and its Current Reports on Form 8-K, which the Company urges investors to consider. These risks and other factors include, but are not limited to general and political and economic instability in the United States and abroad, including the hostilities in Iraq and Afghanistan.

CONTACT: Globecomm Systems Inc.
David Hershberg, 631-231-9800
or
Investor Relations:
Matthew Byron, 631-457-1301
or
Fax: 631-231-1557
info@globecommsystems.com
-------------------------
www.globecommsystems.com.
------------------------
SOURCE: Globecomm Systems Inc.

                            -Financial tables follow-

                             GLOBECOMM SYSTEMS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   THREE MONTHS ENDED         YEARS ENDED
                                                  JUNE 30,     JUNE 30,   JUNE 30,   JUNE 30,
                                                    2006        2005       2006       2005
                                                  --------    --------   --------   --------

Revenues from ground segment systems,
   networks and enterprise solutions              $ 28,609    $ 20,934   $ 97,967   $ 90,656
Revenues from data communications services           6,898       5,779     28,069     18,928
                                                  --------    --------   --------   --------
Total revenues                                      35,507      26,713    126,036    109,584
                                                  --------    --------   --------   --------
Costs and operating expenses:
      Costs from ground segment systems,
        networks and enterprise solutions           23,568      16,762     81,410     75,357
      Costs from data communications
        services                                     6,021       4,433     23,605     15,527
      Selling and marketing                          2,029       1,793      7,029      5,821
      Research and development                         514         318      1,052      1,021
      General and administrative                     2,402       2,431      9,589      7,596
                                                  --------    --------   --------   --------
Total costs and operating expenses                  34,534      25,737    122,685    105,322
                                                  --------    --------   --------   --------
Income from operations                                 973         976      3,351      4,262

Interest income                                        262         158        965        444
Gain on sale of investment                            --          --         --           40
Gain on sale of available-for-sale
  securities                                          --          --         --          132
Gain on liquidation of foreign subsidiary              264        --          264       --
                                                  --------    --------   --------   --------
Income before income taxes                           1,499       1,134      4,580      4,878

(Benefit) provision for income taxes                    (4)         64         88         64
                                                  --------    --------   --------   --------
Net income                                        $  1,503    $  1,070   $  4,492   $  4,814
                                                  ========    ========   ========   ========

Basic net income per common share                 $   0.10    $   0.07   $   0.30   $   0.33
                                                  ========    ========   ========   ========

Diluted net income per common share               $   0.10    $   0.07   $   0.29   $   0.32
                                                  ========    ========   ========   ========

Weighted-average shares used in the
   calculation of basic net income
   per common share                                 15,184      14,593     15,001     14,422
                                                  ========    ========   ========   ========
Weighted-average shares used in the
   calculation of diluted net income
   per common share                                 15,791      15,048     15,608     14,966
                                                  ========    ========   ========   ========

                             GLOBECOMM SYSTEMS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                             JUNE 30,   JUNE 30,
                                                               2006      2005
                                                             -------   --------
ASSETS
Current assets:
      Cash and cash equivalents                              $24,512   $25,609
      Accounts receivable, net                                30,837    22,700
      Inventories                                             13,058    12,886
      Prepaid expenses and other current assets                1,131       858
      Deferred income taxes                                       22        38
                                                             -------   -------
Total current assets                                          69,560    62,091
Fixed assets, net                                             15,510    16,050
Goodwill                                                       7,204     7,204
Other assets                                                     960     1,033
                                                             -------   -------
Total assets                                                 $93,234   $86,378
                                                             =======   =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                          $25,865   $25,571
Deferred liabilities, less current portion                       353       670
Total stockholders' equity                                    67,016    60,137
                                                             -------   -------
Total liabilities and stockholders' equity                   $93,234   $86,378
                                                             =======   =======